                                                                    Exhbit 10.20

                       VIRGINIA POWER SUPPORT AGREEMENT


     THIS AGREEMENT is entered into as of the 1st day of January, 2000, by and between Virginia Electric and Power Company, a Virginia public service company ("Virginia Power") and Dominion Resources Services, Inc., a Virginia corporation ("DRI Services").

     WHEREAS, Virginia Power is an electric utility engaged in the sale of electric service at retail within its service territories in Virginia and North Carolina and at wholesale within those territories and elsewhere in the United States;

     WHEREAS, DRI Services is a wholly owned subsidiary of Dominion Resources, Inc. ("DRI") which was formed in anticipation of DRI becoming a registered utility holding company under the Public Utility Holding Company Act of 1935 ("PUHCA");

     WHEREAS, under PUHCA, DRI will be prohibited from providing services to its subsidiaries and affiliates and, upon approval of the form Service Agreement under which DRI Services and Consolidated Natural Gas Service Company, Inc. will provide services to their affiliates, sought contemporaneously herewith, all of the services currently offered by DRI to its subsidiaries will be offered through DRI Services (including those services currently offered by DRI to Virginia Power under the Cost Allocation and Service Agreement approved by the Virginia State Corporation Commission in Case No. PUE830060 (the "CASA"));

     WHEREAS, under the CASA and certain other existing agreements which have been approved by the Virginia State Corporation Commission (the "Commission"), Virginia Power currently provides services to DRI and/or DRI's subsidiaries (the "Pre-Approved Services");

     WHEREAS, as a result of DRI becoming a registered holding company, it will no longer be desirable or efficient for Virginia Power to continue to provide the Pre-Approved Services directly to DRI;

     WHEREAS, Virginia Power now desires to provide certain services to DRI Services, and DRI Services wishes to receive such services from Virginia Power, in an effort to promote efficiencies and effectively utilize Virginia Power resources and expertise; and

     WHEREAS, DRI Services is an "affiliated interest" of Virginia Power within the meaning of the Utility Affiliates Act, Chapter 4 of Title 56 of the Code of Virginia, and therefore contracts and arrangements for the furnishing of services by Virginia Power to DRI Services are subject to approval of the Commission;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   General Services to be Provided by Virginia Power. Exhibit A hereto
          -------------------------------------------------
lists and describes all of the services that may be provided by Virginia Power to DRI Services for the benefit of DRI Services and/or the existing or future subsidiaries or affiliates of DRI. Such services are and will be provided to DRI Services only on the mutual agreement of Virginia Power and DRI Services and in accordance with the terms and conditions set forth herein.

     2.   Compensation and Allocation. Virginia Power and DRI Services recognize
          ---------------------------
the importance of DRI Services paying the appropriate compensation for the services provided hereunder, so that there is no subsidization of either party by the other. To that end, Virginia Power will maintain accurate records of its operations that will enable it to determine the costs of the services that it provides to DRI Services, and those books and records will be open to examination by any state or federal commission having jurisdiction over arrangements and services to be furnished, and the staffs of those commissions. DRI Services will compensate Virginia Power for the services provided hereunder by payment of the costs incurred to provide those services. Exhibit B hereto contains rules for determining and allocating costs for services provided to DRI Services by Virginia Power.

     3.   Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Virginia, without regard to their conflicts of law provisions.

     4.   Entire Agreement.  This Agreement, together with its exhibits,
          ----------------
constitutes the entire understanding and agreement of the parties with respect to its subject matter, and effective upon the execution of this Agreement by the respective parties hereof, any and all prior agreements, understanding, or representations with respect to this subject matter are hereby terminated and cancelled in their entirety.

     5.   Waiver.  No waiver by any party hereto of a breach of any provision of
          ------
this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

     6.   Non - Exclusive Rights and Obligations.   Nothing herein shall be
          --------------------------------------
construed to require DRI Services to obtain any of the services enumerated herein from Virginia Power, nor to require Virginia Power to provide any of such services to DRI Services.

     7.   Effective Date and Term.  This Agreement shall become effective when
          -----------------------
it has been approved by the Commission and executed by the parties, and it shall continue in effect until terminated by either Virginia Power or DRI Services giving the other sixty (60) days advance written notice of termination.

          This Agreement is subject to termination or modification at any time to the extent its performance may conflict with the provisions of PUHCA, as amended or with any rule, regulation or order of the Securities and Exchange Commission adopted before or after the making of this Agreement. This Agreement shall be subject to the approval of any state commission or other state regulatory body whose approval is, by the laws of such state, a legal prerequisite to the execution and delivery or the performance of this Agreement.

     8.   VSCC Approval.  Pursuant to the Virginia State Corporation
          -------------
Commission's Order Approving Merger in Joint Petition of Dominion Resources, Inc. and Consolidated Natural Gas Company, For approval of agreement and plan of merger under Chapter 5 of Title 56 of the Code of Virginia, Case No. PUA990020, issued on September 17, 1999, neither Virginia Power, Virginia Natural Gas, Inc. nor any other DRI affiliate subject to regulation by the Commission shall have any obligation under this Agreement except to the extent the Commission has approved such obligation.

     9.   NCUC APPROVAL.  Pursuant to the North Carolina Utilities Commission's
          -------------
("NCUC") Order Approving Merger In the Matter of Application by Dominion Resources, Inc., for Authorization under G.S. 62-111 to Engage in a Business Combination Transaction, Docket No. E-22, Sub 380, issued on October 18, 1999, Virginia Electric and Power Company, d/b/a North Carolina Power:

          (i) may not make or incur a charge under this Agreement except in accordance with North Carolina law and the rules, regulations and orders of the NCUC promulgated thereunder; and

          (ii) may not seek to reflect in rates any cost incurred or revenue level earned under an agreement subject to the 1935 Act to the extent disallowed by the NCUC.


     10.  Severability.  If any provision or provisions of this Agreement shall
          ------------
be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of this 1st day of January, 2000.


Attest:                            By Virginia Electric and Power Company:

                                   ______________________________________
___________                        ______________________________________

Attest:                            By Dominion Resources Services, Inc.:

                                   ______________________________________
___________                        ______________________________________

                                   EXHIBIT A

DESCRIPTION OF APPROVED SERVICES TO BE OFFERED BY VIRGINIA ELECTRIC AND POWER COMPANY TO DOMINION RESOURCES SERVICES, INC. UNDER THE AFFILIATE SERVICES AGREEMENT

1.   Accounting.  Provide advice and assistance in accounting matters, including
     ----------
the development of accounting practices, procedures and controls, the maintenance of the general ledger and related systems, the preparation and analysis of financial statement reports, and the processing of certain accounts payable, payroll, customer and cash management transactions.

2.   Auditing.  Periodically audit accounting records and other records and
     --------
coordinating audit examinations where applicable, with that of independent public accountants. The audit staff will report on their examination and submit recommendations, as appropriate, on improving methods of internal control and accounting procedures.

3.   Legal and Regulatory.  Provide advice and assistance with respect to legal
     --------------------
and regulatory issues as well as regulatory compliance under Federal and State laws.

4.   Information Technology, Electronic Transmission and Computer Services.
     ---------------------------------------------------------------------
Assist with the operation of an information technology function including the development, implementation and operation of a centralized data processing facility and the management of a telecommunications network. This function includes the central processing of computerized applications and support of individual applications. Provide computer resource/network availability, including enterprise telecommunications infrastructure, mainframe and distributed computing hardware, operating systems, business systems and applications, internet, intranet and mail environments, software licenses and maintenance agreements.

5.   Employee Benefits/Pension Investment.  Advise and assist in the
     ------------------------------------
administration of employee benefit and pension plans and prepare and maintain records of employee and company accounts under the said plans, together with such statistical data and reports as are pertinent to the plans.

6.   Employee Relations. Advise and assist in the formulation and administration
     ------------------
of employee relations policies and programs relating to labor relations, personnel administration, training, wage and salary administration and safety.

7.   Operations.  Advise and assist in the study, planning, engineering and
     ----------
construction of energy plant facilities. Assist in the development of long-range operational programs. Offer management, consulting and advisory/technical services with respect to the physical operation of energy plant facilities and the purchase, sale and transfer of affiliated companies.

8.   Executive and Administrative.  Advise and assist in the solution of major
     ----------------------------
problems and in the formulation and execution of general plans and policies. Advise and assist as to operations, the issuance of securities, the preparation of filings arising out of or required by the various Federal and State securities, business, public utilities and corporation laws. The selection of executive and administrative personnel, representation before regulatory bodies, proposals for capital expenditures, budgets, financings, acquisition and disposition of properties, expansion of business, rate structures, public relationships and other related matters.

9.   Business and Operations Services. Advise and assist in all matters relating
     --------------------------------
to operational capacity and the preparation and coordination of operating studies. Provide assistance with management of the purchase, sale, movement, transfer and accounting of volumes to ensure continued recovery of all prudently incurred energy purchase costs through local jurisdictional cost recovery mechanisms. Compile and communicate information relevant to operations. Perform general business and operations support services, including travel services, fleet, mail, plant and facilities operation, maintenance and management.

10.  Exploration and Development.  Advise and assist in geological and
     ---------------------------
exploration matters including the acquisition and surrender of acreage and the development of underground storage facilities.

11.  Risk Management.  Risk management services such as the securing of
     ---------------
requisite insurance, the purchase and administration of property, casualty and marine insurance, the settlement of insured claims and the provision of risk prevention advice.

12.  Marketing.  Assist in the planning, formulation and implementation of
     ---------
marketing programs, as well as provide associated marketing services to assist with improving customer satisfaction, load retention and shaping, growth of energy sales and deliveries, energy conservation and efficiency. Assist in carrying out policies and programs for the development of plant locations and of industrial, commercial and wholesale markets and assist with community redevelopment and rehabilitation programs.

13.  Budgeting and Planning.  Advise and assist in studying and planning in
     ----------------------
connection with operations, budgets, economic forecasts, rate structures, capital expenditures and special projects.

14.  Purchasing.  Advise and assist in the purchase of materials, supplies and
     ----------
services and the preparation and negotiation of purchasing agreements.

15.  Rates.  Advise and assist in the analysis of rate structures, the
     -----
formulation of rate policies and the negotiation of large contracts. Provide consulting in connection with proceedings before regulatory bodies involving rates and operations.

16.  Research.  Investigate and conduct research into problems relating to
     --------
production utilization, testing, manufacture, transmission, storage and distribution of energy. Evaluate and conduct research and development in promising areas and advise and assist in the solution of technical problems arising out of operations.

17.  Tax.  Advise and assist in the preparation of separate and consolidated tax
     ---
returns (Federal and State), interpretations of tax laws, administration of tax audits, payment of taxes and related matters.

18.  Environmental Compliance.  Provide consulting and related services to
     ------------------------
ensure full compliance with applicable environmental statutes and regulations.

19.  Customer Service.  Provision of services and systems dedicated to customer
     ----------------
service, including billing, remittance, credit, collections, customer relations, call centers, energy conservation support and metering.

20.  Energy Marketing.  Provide services and systems dedicated to energy
     ----------------
marketing, including marketing and trading of gas and electric power, energy price risk management, and development of marketing and sales programs in physical and financial markets.

21.  Treasury/Finance.  Provide services related to managing all administrative
     ----------------
activities associated with financing, including management of capital structure; cash, credit and risk management activities; investment and commercial banking relationships; oversight of decommissioning trust funds and general financing activities.

22.  Office Space and Equipment.  Leasing of land, buildings, furnishings
     --------------------------
and equipment, including computer hardware and software and transportation equipment.

23.  External Affairs.  Provide services in support of corporate strategies for
     ----------------
managing relationships with federal, state and local governments, agencies and legislative bodies. Formulate and assist with public relations and communications programs and administration of corporate contribution and community affairs programs.

                                   EXHIBIT B

                   METHODS OF ALLOCATION FOR VIRGINIA POWER


Virginia Power shall allocate costs independently to DRI Services using the following methods:

I. The costs of rendering service by Virginia Power will include all costs of doing business including interest on debt but excluding a return for the use of equity capital for which no charge will be made to DRI Services.

II.       A.   Virginia Power will maintain a separate record of the expenses of each department.  The expenses of each department will include:

               1. those expenses that are directly attributable to such department, and

               2. an appropriate portion of those office and housekeeping expenses that are not directly attributable to a department but which are necessary to the operation of such department.

          B. Expenses of the department will include salaries and wages of employees, rent and utilities, materials and supplies, depreciation, and all other expenses attributable to the department. The expenses of a department will not include:

               1. those incremental out-of-pocket expenses that are incurred for the direct benefit and convenience of an individual company or group of companies,

               2. Virginia Power overhead expenses, including expenses of the corporate secretary's department that are attributable to maintaining the corporate existence of Virginia Power, and all other incidental overhead expenses including those auditing fees, internal auditing department expenses and accounting department expenses attributable to Virginia Power.

          C. Virginia Power will establish annual budgets for controlling the expenses of each department and for determining estimated costs to be included in interim monthly billing.

III.      A.   Employees in each department will be divided into two groups:

               1. Group A will include those employees who may render service to DRI Services, and

               2. Group B will include those office and general service employees, such as secretaries, file clerks and administrative assistants, who generally assist employees in Group A or render other housekeeping services and who are not engaged directly in rendering service to DRI Services.

     B.   Expenses set forth in Section II. above will be separated to show:

               1.   salaries and wages of Group A employees, and

               2.   all other expenses of the department.

     C. There will be attributed to each dollar of a Group A employee's salary or wage, that percentage of all other expenses of his department (as defined in B above), that his salary or wage is to the total Group A salaries and wages of that department.

     D. Group A employees in each department will maintain a record of the time they are employed in rendering service to DRI Services. An hourly rate will be determined by dividing the total expense attributable to a Group A employee as determined under subsection C above by the productive hours reported by such employee.

IV. The charge to DRI Services for a particular service will be determined by multiplying the hours reported by Group A employees in rendering such service to DRI Services by the hourly rates applicable to such employees.

V. To the extent appropriate and practical, the foregoing computations of hourly rates and charges may be determined for groups of employees within reasonable salary range limits.

VI. Those expenses of Virginia Power that are not included in the annual expense of a department under Section II. above will be charged to DRI Services as follows:

     A. Incremental out-of-pocket costs incurred for the direct benefit and convenience of DRI Services will be charged directly to such company.

     B. Virginia Power overhead expenses referred to in Section II. above will be charged to DRI Services in the proportion that the charges made to DRI Services for costs, other than those set forth in this Section VI, are to the total of all department costs as defined in Section II.

VII. Notwithstanding the foregoing basis of determining cost allocations for billing purposes, cost allocations for certain services involving machine operations and production units will be determined on an appropriate basis established by Virginia Power relating to the direct use of machine equipment or production units.

VIII. Monthly bills will be issued for the services rendered to DRI Services on an actual or estimated basis. Estimates will normally be predicated on service department budgets and estimated productive hours of employees for the year. At the end of each year, estimated figures will be revised to reflect actual experience during such year and adjustments will be made in amounts billed to give effect to such revision.

IX. If the use of a basis of allocation would result in an inequity because of a change in operations or organization, then Virginia Power may adjust the basis to effect an equitable distribution.